                                                                    EXHIBIT 10.1



                                    AGREEMENT

     This Stock Purchase Agreement ("Agreement") is made as of August 15, 1997, by NationsRent, Inc., a Delaware corporation ("Buyer"), Gary L. Gabriel, individually ("Gary"), Gary L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Theta ("Trust Theta"), Troy L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Alpha ("Trust Alpha"), Thomas Richardson as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Beta ("Trust Beta" and, collectively with Trust Theta and Trust Alpha, the "Trusts"; Gary and the Trusts are sometimes referred to collectively herein as "Sellers"), Troy L. Gabriel, individually ("Troy"), Thomas Richardson, individually ("Tom"), TTG Properties, an Ohio general partnership (the "Partnership"), Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation (the "Holding Corporation"), and Sam's Equipment Rental, Inc., an Ohio corporation (the "Company").

                                    RECITALS

     Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of the Holding Corporation, for the consideration and on the terms set forth in this Agreement.

     The parties, intending to be legally bound, agree as follows:

1.   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "APPLICABLE CONTRACT" -any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "BALANCE SHEET" -as defined in Section 3.4.

     "BEST EFFORTS" -the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided however that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "BREACH" -a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "BUYER" -as defined in the first paragraph of this Agreement.

     "CLOSING" -as defined in Section 2.3.

     "CLOSING DATE" -the date and time as of which the Closing actually takes place.

     "COMPANY" -as defined in the first paragraph of this Agreement.

     "CONSENT" -any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" -all of the transactions contemplated by this Agreement, including:

          (a) the sale of the Shares by Sellers to Buyer;

          (b) the execution, delivery, and performance of the Promissory Notes, the Employment Agreements, the Leases, and the Sellers' Releases;

          (c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement; and

          (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Holding Corporation and the Company.

     "CONTRACT" -any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DAMAGES" - as defined in Section 10.2.

     "DISCLOSURE SCHEDULE" -the disclosure schedule delivered by Sellers to Buyer concurrently with the execution and delivery of this Agreement.

     "EMPLOYMENT AGREEMENTS" -as defined in Section 2.4(a)(iii).

     "ENCUMBRANCE" -any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" -soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

          (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

          (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

          (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

          (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" -any Legal Requirement that requires or relates to:

          (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

          (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

          (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

          (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

          (e) protecting resources, species, or ecological amenities;

          (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

          (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

          (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" -the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "FACILITIES" -any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

     "GAAP" -generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

     "GARY" -as defined in the first paragraph of this Agreement.

     "GOVERNMENTAL AUTHORIZATION" -any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" -any:

          (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

          (b) federal, state, local, municipal, foreign, or other government;

          (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

          (d) multi-national organization or body; or

          (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY" -the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

     "HAZARDOUS MATERIALS" -any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos containing materials.

     "HOLDING CORPORATION" -as defined in the first paragraph of this Agreement.

     "INDEBTEDNESS" -as applied to any Person, means: (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property; (ii) all obligations of that Person under bankers acceptances; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Indebtedness is to be determined, including obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

     "INDEMNIFIED PERSONS" -as defined in Section 10.2.

     "INTELLECTUAL PROPERTY ASSETS" -as defined in Section 3.24.

     "INTERIM BALANCE SHEET" -as defined in Section 3.4.

     "IRC" -the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" -the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE" -an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

          (a) such individual is actually aware of such fact or other matter; or

          (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable inquiry concerning the existence of such fact or other matter.

     A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity), or as an employee having responsibility for such facts or matters, has, or at any time had, Knowledge of such fact or other matter.

     "LEASES" -as defined in Section 2.4(a)(iv)(A).

     "LEGAL REQUIREMENT" -any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" -any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDER" -any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" -an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

          (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

          (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

          (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" -(a) the articles or certificate of incorporation and the bylaws or regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "PARTNERSHIP" -as defined in the first paragraph of this Agreement.

     "PERSON" -any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN" -as defined in Section 3.15.

     "PROCEEDING" -any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PROMISSORY NOTES" -the four promissory notes described in Sections 2.4(b)(ii), 2.4(b)(iii), 2.4(b)(iv) and 2.4(b)(v).

     "RELATED PERSON" -with respect to a particular individual:

          (a) each other member of such individual's Family;

          (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

          (b) any Person that holds a Material Interest in such specified
     Person;

          (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

          (d) any Person in which such specified Person holds a Material
     Interest;

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

          (f) any Related Person of any individual described in clause (b) or
     (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and
(b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "RELEASE" -any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "RENTAL EQUIPMENT" -means all machinery, equipment, tools, supplies, and other similar tangible personal property used or held for use by the Company or its customers.

     "REPRESENTATIVE" -with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SECURITIES ACT" -the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SELLERS" -as defined in the first paragraph of this Agreement.

     "SELLERS' RELEASES" -as defined in Section 2.4.

     "SENIOR INDEBTEDNESS" -the principal of (and premium, if any) and interest on (a) all bank financing and other similar indebtedness of Buyer, the Holding Corporation and the Company, other than the Promissory Notes, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, which is (i) reasonably determined by Buyer to be necessary or appropriate (A) in connection with the acquisition of any businesses, properties, or assets, or (B) to finance the working capital needs of Buyer, the Holding Corporation, and the Company, and (ii)(A) for money borrowed or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets, (b) obligations of the Holding Corporation and the Company, whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, as lessee under (i) leases of properties or assets, which leases are required to be capitalized on the balance sheet of the lessee under GAAP, and (ii) leases of properties or assets made as part of any sale and lease-back transaction to which the Holding Corporation or the Company is a party, and (c) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to the Promissory Notes.

     "SHARES" -as defined in the Recitals of this Agreement.

     "SUBSIDIARY" -with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

     "TAX" -any tax (including, but not limited to, any income tax, capital gains tax, value-added tax, sales or use tax, employment tax, excise tax, gross receipts tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

     "TAX RETURN" -any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THREAT OF RELEASE" -a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED" -a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "TOM" -as defined in the first paragraph of this Agreement.

     "TROY" -as defined in the first paragraph of this Agreement.

     "TRUST ALPHA" -as defined in the first paragraph of this Agreement.

     "TRUST BETA" -as defined in the first paragraph of this Agreement.

     "TRUST THETA" -as defined in the first paragraph of this Agreement.

     "TRUSTS" -as defined in the first paragraph of this Agreement.

2.   SALE AND TRANSFER OF SHARES; CLOSING

2.1  SHARES

     Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

2.2  PURCHASE PRICE

     The purchase price (the "Purchase Price") for the Shares will be Twenty Six Million Dollars ($26,000,000.00), representing the sum of the Cash Payments at Closing as specified in Section 2.4(b)(i) plus the principal amounts of the Promissory Notes to be delivered by Buyer to Sellers at the Closing as specified in Section 2.4(b)(ii), (iii), (iv), and (v). The Purchase Price will be subject to pre-Closing adjustment as set forth below in Section 2.5.

2.3  CLOSING

     The purchase and sale (the "Closing") provided for in this Agreement will take place at the Columbus offices of Buyer's counsel, Squire, Sanders & Dempsey L.L.P., at 10:00 a.m. (local time) on the later of (i) September 2, 1997 or (ii) the date that is five business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the Contemplated Transactions (other than conditions with respect to actions the respective parties will take at the Closing itself), or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4  CLOSING OBLIGATIONS

     At the Closing:

     (a) Sellers, Troy, Tom, the Partnership, the Holding Corporation and the Company will deliver to Buyer:

         (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

         (ii) releases in the form of Exhibit 2.4(a)(ii) executed by Sellers (collectively, "Sellers' Releases");

         (iii) an employment agreement in the form of Exhibit 2.4(a)(iii)(A), executed by Gary, and employment agreements in the form of Exhibit 2.4(a)(iii)(B), executed by Troy and Tom (collectively, the "Employment Agreements");

         (iv) (A) a lease agreement in the form of Exhibit 2.4(a)(iv)(A), executed by the Partnership with respect to each of the properties, and on the terms, described in Schedule 2.4(a)(iv)(A) (collectively, the "Leases") and (B) an assignment of sublease, estoppel certificates from predecessor parties, and such other documentation as Buyer may reasonably request with respect to the premises located at 5274 Cemetery Road, Hilliard, Ohio; and

         (v) a certificate executed by Sellers, the Holding Corporation and the Company representing and warranting to Buyer that each of the representations and warranties of Sellers, the Holding Corporation and the Company in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedule that were delivered by Sellers to Buyer prior to the Closing Date in accordance with Section 5.5).

     (b) Buyer will deliver to Sellers, Troy, Tom, and the Partnership:

         (i) the following amounts by wire transfer to accounts specified by Gary and the Trusts, respectively: $12,599,400.00 to Gary, $61,000.00 to Trust Theta, $169,800.00 to Trust Alpha, and $169,800.00 to Trust Beta (for a total amount of $13,000,000.00) (the "Cash Payments at Closing"); the Cash Payments at Closing will be subject to pre-Closing adjustment as set forth below in Section 2.5;

         (ii) a promissory note subordinated to the Senior Indebtedness payable to Gary, Trust Theta, Trust Alpha, and Trust Beta in the respective principal amounts of $3,250,000.00, $250,000.00, $750,000.00, and
     $750,000.00 in the form of Exhibit 2.4(b)(ii) (for an aggregate principal amount of $5,000,000.00);

         (iii) a convertible promissory note subordinated to the Senior Indebtedness payable to Gary, Trust Theta, Trust Alpha, and Trust Beta in the respective principal amounts of $310,000.00, $690,000.00, $2,000,000.00, and $2,000,000.00 in the form of Exhibit 2.4(b)(iii) (for an aggregate principal amount of $5,000,000.00);

         (iv) a contingent convertible promissory note subordinated to the Senior Indebtedness payable to Gary in the aggregate principal amount of $1,500,000.00 in the form of Exhibit 2.4(b)(iv);

         (v) a contingent convertible promissory note subordinated to the Senior Indebtedness payable to Gary in the aggregate principal amount of $1,500,000.00 in the form of Exhibit 2.4(b)(v);

         (vi)   the Employment Agreements, executed by Buyer;

         (vii)  the Leases, executed by Buyer; and

         (viii) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.

2.5  PRE-CLOSING ADJUSTMENT

     (a) The Holding Corporation and the Company (i) did not timely file Tax Returns for and did not timely pay Ohio personal property Tax for 1994, 1995, 1996, and 1997, (ii) have not yet filed Tax Returns for federal corporate income Tax for their fiscal years ending March 31 in 1995 and 1996, (iii) have not yet filed Tax Returns for Ohio franchise (corporate income) Tax for their fiscal years ending March 31 in 1993, 1994, 1995, and 1996, and (iv) filed federal corporate income Tax Returns and Ohio franchise (corporate income) Tax Returns and paid the associated Taxes using the cash basis of accounting (rather than the accrual basis of accounting) (the "Identified Adjustment Items").

     (b) The difference between the amount of personal property, franchise, and income taxes payable (current and deferred) on the Audited Financials (as defined in Section 7.5) and $1,270,599.00 (the amount of such Taxes accrued in the Balance Sheet) shall be the "Unaccrued Taxes Amount."

     (c) Prior to the close of business on the later of September 2, 1997, or three days after substantial completion by Ernst & Young, LLP of its field work for its audit as contemplated by Section 7.5, (1) Sellers may notify Buyer of those items reflected in the Audited Financials that relate to increases in noncurrent assets and decreases in noncurrent liabilities resulting in a positive cash impact to the Holding Corporation and the Company and propose an amount to offset the Unaccrued Taxes, and (2) Buyer and Sellers agree to negotiate in good faith and agree upon an amount, if any, that shall be the "Offsetting Amount".

     (d) The Purchase Price will be reduced by an amount (the "Adjustment Amount") equal to the Unaccrued Taxes Amount less the sum of (i) interest and penalties to be defended by Sellers (as specified by Sellers prior to Closing) pursuant to paragraph (e) of this Section 2.5 ("Defended Interest and Penalties") and (ii) the Offsetting Amount; provided, however, that if the Adjustment Amount exceeds Two Million Dollars ($2,000,000.00) ("Seller's Maximum Adjustment Amount") and Buyer does not elect to waive any such reduction to the extent it exceeds Seller's Maximum Adjustment Amount, Sellers may terminate this Agreement as provided in Section 9.1(c). The portion of the Adjustment Amount relating to noncurrent deferred Taxes will be applied to reduce the principal amount of the Promissory Note specified in Section 2.4 (b)(iii) that is payable to Gary. The balance of the Adjustment Amount will be applied to reduce the Cash Payments at Closing to Gary.

     (e) Any assessment relating to the Defended Interest and Penalties shall be considered to be a Proceeding referenced in Section 10.6(a) with respect to which Sellers as the indemnifying party have elected to participate in and assumed the defense therefor notwithstanding that the claim involves Taxes. If it is ultimately determined that the Defended Interest and Penalties or any portion thereof must be paid by the Holding Corporation or the Company, Buyer shall be entitled to indemnification therefor pursuant to Section 10.2.

     (f) The reduction of the Cash Payments at Closing pursuant to (b), (c), and
(d) of this Section 2.5, above, will be applied to Gary's portion thereof, and the indemnification for Defended Interest and Penalties pursuant to paragraph
(d) of this Section 2.5, will be obtained through set-off in accordance with
Section 10.5 against amounts otherwise payable to Gary under the Promissory
Notes.

     (g) Upon Closing, the Identified Adjustment Items and the Unaccrued Taxes Amount less Defended Interest and Penalties will be deemed to have been included in the Disclosure Schedule as of the date of this Agreement with respect to Sections 3.4, 3.13, and 3.14 and will not be regarded as a supplement to the Disclosure Schedule for purposes of Section 10.2.

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

     Sellers, the Holding Corporation, and the Company represent and warrant to Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3). Such representations and warranties are made and given subject to the disclosures in the Disclosure Schedule accompanying this Agreement and initialed by Sellers, the Holding Corporation, the Company, and Buyer.

     SELLERS, THE HOLDING CORPORATION, AND THE COMPANY WERE NOT ABLE TO DELIVER TO BUYER THE DISCLOSURE SCHEDULE AND DOCUMENTATION CONTEMPLATED BY THIS SECTION
3. ALSO, SELLERS ANTICIPATE DISCLOSURES IN THE DISCLOSURE SCHEDULE NECESSARY TO COMPORT SECTION 3.4 WITH THE AUDITED FINANCIALS (AS DEFINED IN SECTION 7.5). NEVERTHELESS, THE PARTIES WANT TO EXECUTE THIS AGREEMENT. PRIOR TO THE CLOSE OF BUSINESS ON AUGUST 25, 1997 (PROVIDED, HOWEVER, THAT WITH RESPECT TO THOSE DISCLOSURES NECESSARY TO COMPORT SECTION 3.4 WITH THE AUDITED FINANCIALS, SUCH DATE SHALL INSTEAD BE THE LATER OF SEPTEMBER 2, 1997, OR THREE DAYS AFTER SUBSTANTIAL COMPLETION BY ERNST & YOUNG, LLP OF ITS FIELD WORK FOR ITS AUDIT AS CONTEMPLATED BY SECTION 7.5), (1) SELLERS, THE HOLDING CORPORATION, AND THE COMPANY WILL DELIVER SUCH PART OF THE DISCLOSURE SCHEDULE AND SUCH PORTIONS OF SUCH DOCUMENTATION AS SOON AS THEY ARE AVAILABLE, (2) AS PART OF ITS DUE DILIGENCE AS CONTEMPLATED BY SECTION 7.7, BUYER WILL REVIEW SUCH DISCLOSURE SCHEDULE AND DOCUMENTATION AND NOTIFY SELLERS, TROY, TOM, AND THE PARTNERSHIP, OF THOSE MATTERS DISCLOSED IN THE DISCLOSURE SCHEDULE WITH RESPECT TO WHICH BUYER PROPOSES BUYER SHOULD BE ENTITLED TO INDEMNIFICATION PURSUANT TO SECTION 10.2(E), AND (3) IF SELLERS, TROY, TOM, AND THE PARTNERSHIP FULLY AGREE WITH BUYER'S PROPOSALS OR BUYER ELECTS TO WAIVE THE PROPOSALS CAUSING DISAGREEMENT, THE CONDITION SPECIFIED IN SECTION 7.7 WILL BE DEEMED TO HAVE BEEN SATISFIED WITH RESPECT TO THE DISCLOSURE SCHEDULE AND DOCUMENTATION AND THE DISCLOSURE SCHEDULE SHALL BE INITIALED BY THE PARTIES AND ATTACHED TO THIS AGREEMENT AS IF

ATTACHED AS OF THE DATE HEREOF; AND IF THE PARTIES ARE UNABLE TO AGREE WITH RESPECT TO BUYER'S PROPOSALS, AND BUYER HAS NOT ELECTED TO WAIVE THE PROPOSALS CAUSING DISAGREEMENT, THIS AGREEMENT SHALL TERMINATE AS PROVIDED IN SECTION 9.1(D).

3.1  ORGANIZATION AND GOOD STANDING

     (a) Part 3.1 of the Disclosure Schedule contains a complete and accurate list for each of the Holding Corporation and the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each shareholder and the number of shares held by each). Each of the Holding Corporation and the Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each of the Holding Corporation and the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

     (b) Sellers, the Holding Corporation, and the Company have delivered to Buyer copies of the Organizational Documents of the Holding Corporation and the Company, as currently in effect.

3.2  AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, Troy, Tom, the Partnership, the Holding Corporation and the Company enforceable against them in accordance with its terms. Upon the execution and delivery by Sellers, Troy, Tom, and the Partnership of the Sellers' Releases, the Employment Agreements, and the Leases (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, Troy, Tom, and the Partnership enforceable against them in accordance with their respective terms. Sellers, Troy, Tom, and the Partnership have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

     (b) Except as set forth in Part 3.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

         (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Holding Corporation or the Company, or (B) any resolution adopted by the board of directors or the shareholders of the Holding Corporation or Company;

         (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Sellers, Troy, Tom, the Partnership, the Holding Corporation, or the Company, or any of the assets owned or used by the Holding Corporation or the Company, may be subject;

         (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Holding Corporation or the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Holding Corporation or the Company;

         (iv) to the Knowledge of Sellers, the Holding Corporation, and the Company, cause any of the assets owned by the Holding Corporation or the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

         (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

         (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Holding Corporation or the Company.

Except as set forth in Part 3.2 of the Disclosure Schedule, none of Sellers, Troy, Tom, the Partnership, the Holding Corporation, or the Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     (c) Sellers are acquiring the Promissory Notes for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Gary is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

3.3  CAPITALIZATION

     The authorized equity securities of the Holding Corporation consist of 10,000 shares of common stock, no par value, all of which are issued and outstanding and constitute the Shares. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Gary owns 7,369 of the Shares; Trust Theta owns

385 of the Shares; Trust Alpha owns 1,123 of the Shares; and Trust Beta owns 1,123 of the Shares. With the exception of the Shares (which are owned by Sellers), all of the outstanding equity securities and other securities of the Holding Corporation are owned of record and beneficially by the Holding Corporation free and clear of all Encumbrances. The Purchase Price, the Cash Payments at Closing, and the principal of the Promissory Notes is allocated among Sellers in proportion to the Shares owned by them.

     The authorized equity securities of the Company consist of 750 shares of common stock, no par value, of which 750 shares are issued and outstanding. The Holding Corporation is and will be on the Closing Date the record and beneficial owner and holder of all such shares of the Company, free and clear of all Encumbrances. With the exception of such shares of the Company which are owned by the Holding Corporation, all of the outstanding equity securities and other securities of the Company are owned of record and beneficially by the Company, free and clear of all Encumbrances.

     No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Holding Corporation or the Company. All of the outstanding equity securities of the Holding Corporation or the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Part 3.3 of the Disclosure Schedule, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Holding Corporation or the Company. None of the outstanding equity securities or other securities of the Holding Corporation or the Company were issued in violation of the Securities Act or any other Legal Requirement. Neither the Holding Corporation nor the Company owns or has any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

3.4  FINANCIAL STATEMENTS

     Sellers, the Holding Corporation, and the Company have delivered to Buyer:
(a) unaudited consolidated balance sheets of the Holding Corporation and the Company as at March 31 in each of the years 1994 through 1996 (including the notes thereto), and the related unaudited consolidated statements of income and cash flow for each of the fiscal years then ended, together with the review report thereon, (b) an unaudited consolidated balance sheet of the Holding Corporation and the Company as at March 31, 1997 (the "Balance Sheet"), and the related unaudited consolidated statements of income for the fiscal year then ended, and (c) an unaudited consolidated balance sheet of the Holding Corporation and the Company as at June 30, 1997 (the "Interim Balance Sheet"), and the related unaudited consolidated statements of income for the three months then ended. Sellers will deliver to Buyer an audited consolidated balance sheet of the Holding Corporation and the Company as at March 31, 1997 (including the notes thereto), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Ernst & Young LLP, independent certified public accountants. All of the aforementioned financial statements and notes are (i) complete and correct and consistent with the books and records of the Holding Corporation and the Company (which books and records are complete and correct); (ii) are prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; and (iii) present fairly the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Holding Corporation and the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of the Balance Sheet and the Interim Balance Sheet, to the absence of notes (that, if presented, would not differ materially from those included in the March 31, 1996 financial statements with the review report thereon). No financial statements of any other Person are required by GAAP to be included in consolidated financial statements with the Holding Corporation and the Company.

3.5  BOOKS AND RECORDS

     The books of account, stock record books, and other records of the Holding Corporation and the Company (specifically excluding the minute books), all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Holding Corporation and/or the Company are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Holding Corporation and the Company are not materially incomplete or incorrect and neither the Holding Corporation nor the Company will be adversely affected by the manner in which such minute books have been maintained or by the actions taken by the shareholders, the boards of directors, and the committees of the boards of directors of the Holding Corporation and the Company which are not fully reflected in such minute books. At the Closing, all of the foregoing books and records will be in the possession of the Holding Corporation and the Company.

3.6  TITLE TO PROPERTIES; ENCUMBRANCES

     Part 3.6 of the Disclosure Schedule contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Company. Sellers and the Company have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Company and relating to such property or interests. The Company owns (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for inventory and Rental Equipment sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for inventory and Rental Equipment subsequently sold in the Ordinary Course of Business), which subsequently purchased or acquired properties and assets (other than inventory, Rental Equipment, and short-term investments) are listed in Part 3.6 of the Disclosure Schedule. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in the Ordinary Course of Business in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

3.7  ASSETS OF THE HOLDING CORPORATION

     Except as set forth in Part 3.7 of the Disclosure Schedule: (a) the assets of the Holding Corporation consist entirely of the Shares, (b) the Holding Corporation has no liabilities or holdings of any kind, (c) the Holding Corporation has never conducted any business other than the business currently conducted by the Company, (d) the Holding Corporation does not currently conduct any business activities other than holding the Shares, and (e) the Holding Corporation currently exists solely as a vehicle to hold the Shares. Additionally, the Holding Corporation has no employees or agents.

3.8  CONDITION AND SUFFICIENCY OF ASSETS

     The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair (subject to normal wear and tear), and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

3.9   ACCOUNTS RECEIVABLE

      All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of a reserve of $50,000.00 to be accrued by the Company at the direction of Sellers and with the concurrence of Buyer prior to the Closing Date (which reserve will be adequate). Part 3.9 of the Disclosure Schedule contains a complete and accurate list and description of Proceedings pending as of the date hereof to pursue collection of the Accounts Receivable (which do not exceed $286,000.00 in the aggregate) (the "Collection Actions A/R"), it being acknowledged by Buyer that the Company will continue to utilize and pay for reasonable collection efforts with respect thereto after the Closing. Subject to the foregoing $50,000 reserve, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within one hundred and twenty days after the day on which it first becomes due and payable; provided, however, that Collection Actions A/R have been or will be collected in full, without any set-off, within one year after the date hereof. There is no contest, claim, or right of set-off, other than adjustments in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part
3.9 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable. Buyer agrees to assign to Sellers any particular Accounts Receivable for which Sellers are required to indemnify Buyer as a result of a Breach of this Section 3.9, but only if such assignment does not result in a Breach of obligations under the Senior Indebtedness.

3.10  INVENTORY

      All inventory of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet. All such inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. To the Knowledge of Sellers, the Holding Corporation and the Company, the quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company.

3.11  RENTAL EQUIPMENT

      All Rental Equipment of the Company, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable, rentable, or salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the

Interim Balance Sheet. All such Rental Equipment not written off has been recorded at net realizable value and has been depreciated consistent with the economic life of such Rental Equipment. To the Knowledge of Sellers, the Holding Corporation and the Company, the quantities of each item of such Rental Equipment are not excessive, but are reasonable in the present circumstances of the Company. All such Rental Equipment is in good operating condition and repair, subject to normal wear and tear, and has been maintained in accordance with normal industry practice.

3.12  NO UNDISCLOSED LIABILITIES

      Except as set forth in Part 3.12 of the Disclosure Schedule, neither the Holding Corporation nor the Company has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and trade payables and accrued expenses incurred in the Ordinary Course of Business since the date thereof.

3.13  TAXES

      (a) The Holding Corporation and the Company have filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers, the Holding Corporation, and the Company have delivered or made available to Buyer copies of, and Part 3.13 of the Disclosure Schedule contains a complete and accurate list of, all such Tax Returns (except sales Tax Returns) filed on or since January 1, 1993. The Holding Corporation and the Company have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers, the Holding Corporation, or the Company, except such Taxes, if any, as are listed in Part 3.13 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

      (b) The United States federal and state income Tax Returns of the Holding Corporation and the Company have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through March 31, 1993. Part 3.13 of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 3.13 of the Disclosure Schedule, are being contested in good faith by appropriate proceedings. Part
3.13 of the Disclosure Schedule describes all adjustments to the United States federal income Tax Returns filed by the Holding Corporation or the Company or any group of corporations including the Holding Corporation or the Company for all taxable years since March 31, 1990, and the resulting deficiencies proposed by the IRS. Except as described in Part 3.13 of the Disclosure Schedule, no Seller, the Holding Corporation or the Company have given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Holding Corporation or the Company or for which the Holding Corporation or the Company may be liable.

      (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each of the Holding Corporation and the Company are adequate (determined in accordance with GAAP) and are at least equal to the liability for Taxes of the Holding Corporation and the Company. There exists no proposed tax assessment against the Holding Corporation or the Company except as disclosed in the Balance Sheet or in Part 3.13 of the Disclosure Schedule. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Holding Corporation or the Company. All Taxes that the Holding Corporation and the Company are or were required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. There is no action, suit, proceeding, investigation, audit, or claim now pending or Threatened by any taxing authority related to the Holding Corporation or the Company. No claim has ever been made by any taxing authority in a jurisdiction where the Holding Corporation or the Company does not file Tax Returns that the Holding Corporation or the Company is subject to taxation in such jurisdiction. The Company has properly completed and filed all sales tax exemption certificates for sales where tax was not charged.

      (d) All Tax Returns filed by (or that include on a consolidated basis) the Holding Corporation and the Company are true, correct, and complete. There is no tax sharing agreement (or equivalent agreement) that will require any payment by the Holding Corporation or the Company after the date of this Agreement. Neither the Holding Corporation nor the Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), neither the Holding Corporation nor the Company nor any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Part 3.13 of the Disclosure Schedule lists all such target affiliates.

      (e) Neither the Holding Corporation nor the Company is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the IRC, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Neither the Holding Corporation nor the Company is, and never has been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the IRC and Buyer is not required to withhold tax on the purchase of the stock of the Holding Corporation by reason of Section 1445 of the IRC. No Seller is a "foreign person" as such term is defined in Section 1445 of the IRC. Neither the Holding Corporation nor the Company is a "consenting corporation" under Section 341(f) of the IRC. Neither the Holding Corporation nor the Company has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the Holding Corporation or the Company pursuant to
Section 280G of the IRC. Neither the Holding Corporation nor the Company has participated in an international boycott as defined in Section 999 of the IRC. Neither the Holding Corporation nor the Company has agreed to make or is required to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise.

3.14  NO MATERIAL ADVERSE CHANGE

      Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Holding Corporation or the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.15  EMPLOYEE BENEFITS

      (a) As used in this Section 3.15, the following terms have the meanings set forth below.

          "COMPANY" means the Holding Corporation and the Company.

          "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

          "COMPANY PLAN" means all Plans and Multiemployer Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed to, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans and Multiemployer Plans are to Company Plans unless the context requires otherwise.

          "COMPANY VEBA" means a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

          "ERISA AFFILIATE" means, with respect to the Company, any trade or business (whether or not incorporated) that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes the Company, within the meaning of IRC ss. 414 and/or ORC ss.4001(a)(14).

          "MULTIEMPLOYER PLAN" has the meaning given in ERISA ss.3(37)(A) and 4001.

          "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, officers, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit

      Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PENSION PLAN" has the meaning given In ERISA ss. 3(2)(A).

          "PLAN" has the meaning given in ERISA ss. 3(3).

          "PLAN SPONSOR" has the meaning given in ERISA ss. 3(16)(B).

          "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC ss. 401(a).

          "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. ss. 1301 et seq., other than Multiemployer Plans.

          "VEBA" means a voluntary employees' beneficiary association under IRC ss. 501(c)(9).

          "WELFARE PLAN" has the meaning given in ERISA ss. 3(1).

      (b) (i)   Part 3.15(i) of the Disclosure Schedule contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or
      (D) Multiemployer Plans.

          (ii) Part 3.15(ii) of the Disclosure Schedule contains a complete and accurate list of (A) all ERISA Affiliates of the Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

          (iii) Part 3.15(iii) of the Disclosure Schedule sets forth, for each Multiemployer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Company and the Company's other ERISA Affiliates, calculated according to information made available pursuant to ERISA ss. 4221(e).

          (iv) Part 3.15(iv) of the Disclosure Schedule sets forth a calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting

      Standards Board, regardless of whether the Company is required by this Statement to disclose such information.

          (v) Part 3.15(v) of the Disclosure Schedule sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

      (c) Sellers and the Company have delivered to Buyer:

          (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Sellers or the Company or any ERISA Affiliate of the Company are required to prepare, file, and distribute, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

          (ii)   all personnel, payroll, and employment manuals and policies;

          (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Company and the ERISA Affiliates of the Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

          (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

          (v) all registration statements filed with respect to any Company Plan and Company Other Benefit Obligation;

          (vi) all insurance policies purchased by or to provide benefits under any Company Plan and Company Other Benefit Obligation;

          (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (ix) all notifications to employees of their rights under ERISA ss. 601 et seq. and IRC ss. 4980B;

          (x) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan and Company Other Benefit Obligation, including all schedules thereto and the opinions of independent accountants;

          (xi) all notices that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the U.S. Department of Labor, the PBGC, or any participant or beneficiary, pursuant to statute, regulation, or otherwise, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.15;

          (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the four years preceding the date of this Agreement;

          (xiii) with respect to Qualified Plan and VEBAs, the most recent determination letter for each Company Plan that is a Qualified Plan, and exemption in response to the filing of IRS Form 1024 for each Company VEBA; and

          (xiv) with respect to Title IV Plans, the Form PBGC-I filed for each of the three most recent plan years.

      (d) Except as set forth in Part 3.15(vi) of the Disclosure Schedule:

          (i) The Company and the Company's ERISA Affiliates have performed all of respective obligations under all Company Plan, Company Other Benefit Obligations, and Company VEBAs. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Company Plan, Company VEBAs, and Company Other Benefit Obligation that have accrued but are not due.

          (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Company or to Buyer;

          (iii) The Company, with respect to all Company Plan, Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.15, and with any applicable collective bargaining agreement.

                 (A) No transactions prohibited by ERISA ss. 406 and no "prohibited transaction" under IRC ss. 4975(c) have occurred with respect to any Company Plan.

                 (B) No Seller or the Company or any ERISA Affiliate of the Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                 (C) No Seller or the Company or any ERISA Affiliate of the Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA ss. 502 or ss. 4071.

                 (D) All filings required by ERISA and the IRC as to each Company Plan, Company VEBA, and Company Other Benefit Obligation, have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                 (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC ss. 162 or ss. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

          (iv) Each Company Plan and Company Other Benefit Obligation can be terminated within thirty days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

          (v) Since March 31, 1993, there has been no establishment or amendment of any Company Plan, Company VEBA, or Company Other Benefit Obligation.

          (vi) No event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Company Plan and Company Other Benefit Obligation that are self-insured.

          (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to Sellers' Knowledge, is pending or Threatened.

          (viii) Each Company Plan that is a Qualified Plan is qualified in form and operation under IRC ss. 401(a); each trust for each such Plan is exempt from federal income tax under IRC ss. 501(a). Each Company VEBA is exempt from federal income tax and qualifies under IRC ss. 501(c)(9). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Qualified Plan or trust or Company VEBA.

          (ix) With respect to each Company Plan, the Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA ss. 302 and IRC ss. 412.

          (x)    No Company Plan is subject to Title IV of ERISA.

          (xi) The Company has paid all amounts due to the PBGC pursuant to ERISA ss. 4007.

          (xii) Neither the Company nor any ERISA Affiliate of the Company has ceased operations at any facility or has withdrawn from any Title IV Plan or has engaged in a transaction in a manner that would subject the Company or any ERISA Affiliate of the Company, or any other entity or Sellers to liability under ERISA ss. 4062(e), ss. 4063, ss. 4064 or ss. 4069.

          (xiii) Neither the Company nor any ERISA Affiliate of the Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted proceedings to terminate any Company Plan. No event has occurred or circumstance exists that may constitute grounds under ERISA ss. 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

          (xiv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA ss. 307 or IRC ss. 401 (a)(29).

          (xv) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Company Plan.

          (xvi) The actuarial report for each Company Plan that is a Title IV Plan fairly presents the financial condition and the results of operations of each such Title IV Plan in accordance with GAAP.

          (xvii) Since the last valuation date for each Company Plan that is a Title IV Plan, (i) no event has occurred or circumstance exists that would increase the amount of benefits under any such Title IV Plan or that would cause the excess of such Title IV Plan assets over benefit liabilities (as defined in ERISA ss. 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase; and

          (xviii) The market value of assets equal or exceeded (and will, as of the Closing Date, equal or exceed) the present value of "benefit liabilities" (within the meaning of ERISA ss. 4001(a)(16)) thereunder determined in accordance with both (1) such Title IVB Plan's actuarial valuation assumptions in effect for the most recent prior plan year, and
      (2) the provisions of Title IV of ERISA on a Title IV Plan termination basis (assuming such Title IV Plan termination on each of such dates).

          (xix) No reportable event (as defined in ERISA ss. 4043 and in regulations issued thereunder) has occurred.

          (xx) No Seller or the Company has Knowledge of any facts or circumstances that may give rise to any liability of any Seller, the Company, any ERISA Affiliate of the Company, or Buyer to the PBGC under Title IV of ERISA.

          (xxi) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in any Multiemployer Plan.

          (xxii) Neither the Company nor any ERISA Affiliate of the Company has withdrawn from any Multiemployer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multiemployer Plan that could result in any liability of either the Company or Buyer to a Multiemployer Plan.

          (xxiii) Neither the Company nor any ERISA Affiliate of the Company has received notice from any Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Multiemployer Plan intends to terminate or has terminated.

          (xxiv) No Multiemployer Plan to which the Company or any ERISA Affiliate of the Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

          (xxv) Except to the extent required under ERISA ss. 601 et seq. and IRC ss. 4980B, the Company does not provide health or welfare benefits for any retired or former employee, officer, or director, or any other person, and is not obligated to provide health or welfare benefits to any active employee, officer, director, or any other person following retirement or other termination of service.

          (xxvi) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

          (xxvii) Sellers and the Company have complied with the provisions of ERISA ss. 601 et seq. and IRC ss. 4980B.

          (xxviii) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC ss. 280G or ss. 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

          (xxiv) The consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit under any Company Plan or Company Other Benefit Obligation.

3.16  COMPLIANCE WITH LEGAL REQUIREMENTS;
      GOVERNMENTAL AUTHORIZATIONS

      (a) Except as set forth in Part 3.16 of the Disclosure Schedule:

          (i) the Holding Corporation and the Company are, and at all times since March 31, 1993 have been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Holding Corporation or the Company of, or a failure on the part of the Holding Corporation or the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Holding Corporation or the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) neither the Holding Corporation nor the Company have received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Holding Corporation or the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      (b) Part 3.16 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization (excluding ODOT overwidth and overweight permits and excluding vehicle licenses, a complete and accurate list of which will be provided by Sellers, the Holding Corporation, and the Company at least five business days prior to the Closing) that is held by the Holding Corporation and the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Holding Corporation and the Company. Each Governmental

Authorization listed or required to be listed in Part 3.16 of the Disclosure
Schedule is valid and in full force and effect. Except as set forth in Part 3.16 of the Disclosure Schedule:

          (i) both the Holding Corporation and the Company are, and at all times since March 31, 1993 have been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.16 of the Disclosure Schedule;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 3.16 of the Disclosure Schedule, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 3.16 of the Disclosure Schedule;

          (iii) neither the Holding Corporation nor the Company have received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Part
      3.16 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

      The Governmental Authorizations listed in Part 3.16 of the Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary to permit the Holding Corporation and the Company to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Holding Corporation and the Company to own and use their assets in the manner in which they currently own and use such assets.

3.17  LEGAL PROCEEDINGS; ORDERS

      (a) Part 3.17 of the Disclosure Schedule contains a complete and correct list of each Proceeding by or against the Holding Corporation and the Company that is currently pending, has been pending at any time since March 31, 1990 (with the stated amount in controversy in excess of $5,000.00 (the portion of such listing relating to Proceedings with a stated amount in controversy of less than $25,000 is provided only to the Knowledge of Sellers, the Holding Corporation, and the Company) and all Proceedings where no dollar amount has been stipulated), or is Threatened, and that:

          (i) relates to or may affect the business of, or any of the assets owned or used by, the Holding Corporation and the Company; or

          (ii) challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

In addition, (1) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding, (2) no Proceeding has been settled since March 31, 1990, for an amount greater than $25,000.00, and (3) to the Knowledge of Sellers, the Holding Corporation, and the Company, no Proceeding has been settled since March 31, 1990, for an amount greater than $5,000.00. Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding (if any) listed in Part 3.17 of the Disclosure Schedule. The Proceedings listed in Part 3.17 of the Disclosure Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Holding Corporation or the Company.

      (b) Except as set forth in Part 3.17 of the Disclosure Schedule:

          (i) there is no Order to which the Holding Corporation or the Company or any of the assets owned or used by either the Holding Corporation or the Company, is subject;

          (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Holding Corporation or the Company;

          (iii) no officer or director of the Holding Corporation or the Company is subject to any Order that prohibits such officer or director from engaging in or continuing any conduct, activity, or practice relating to the business of the Holding Corporation or the Company; and

          (iv) to the Knowledge of Sellers, the Holding Corporation, and the Company, no agent or employee of the Holding Corporation or the Company is subject to any Order that prohibits such agent or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Holding Corporation or the Company.

      (c) Except as set forth in Part 3.17 of the Disclosure Schedule:

          (i) the Holding Corporation and the Company are, and at all times since March 31, 1993 have been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Holding Corporation or the Company, or any of the assets owned or used by the Holding Corporation or the Company, is subject; and

          (iii) neither the Holding Corporation nor the Company have received, at any time, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Holding Corporation or the Company, or any of the assets owned or used by the Holding Corporation or the Company, is or has been subject.

3.18  ABSENCE OF CERTAIN CHANGES AND EVENTS

      Except as set forth in Part 3.18 of the Disclosure Schedule, since the date of the Balance Sheet, the Holding Corporation and the Company have conducted their business only in the Ordinary Course of Business and there has not been any:

      (a) change in the Holding Corporation's or Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Holding Corporation or the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Holding Corporation or the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

      (b) amendment to the Organizational Documents of the Holding Corporation or Company;

      (c) payment or increase by the Holding Corporation or the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee, or debt issued or advances made to any shareholder, director, officer, or employee;

      (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

      (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, which damage, destruction or loss has materially and adversely affected the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

      (f) entry into, amendment or termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000.00;

      (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

      (h) purchase of any asset or property for more than $5,000.00 (the portion of the listing in Part 3.18 of the Disclosure Schedule relating to purchases of any asset or property in the Ordinary Course of Business for less than $25,000.00 is provided only to the Knowledge of Sellers, the Holding Corporation, and the Company);

      (i) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000.00;

      (j) repayment of any debt other than debt disclosed in the Balance Sheet or incurred in the Ordinary Course of Business since the date of the Balance Sheet;

      (k) material change in the accounting methods used by the Holding Corporation or the Company; or

      (l) agreement, whether oral or written, by the Holding Corporation or the Company to do any of the foregoing.

3.19  CONTRACTS; NO DEFAULTS

      (a) Part 3.19(a) of the Disclosure Schedule contains a complete and accurate list, if any, and Sellers have delivered to Buyer true and complete copies, if any, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $10,000.00 (excluding the rental of Rental Equipment in the Ordinary Course of Business);

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $5,000.00;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $5,000.00;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000.00 and with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the nondisclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (x) each power of attorney, if any, that is currently effective and outstanding;

          (xi) each Applicable Contract, if any, entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

          (xii) each Applicable Contract for capital expenditures in excess of $5,000.00;

          (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

          (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Part 3.19(a) of the Disclosure Schedule sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the Company's office where details relating to the Contracts are located.

      (b) Except as set forth in Part 3.19(b) of the Disclosure Schedule:

          (i) no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of; or any of the assets owned or used by, the Company; and

          (ii) to the Knowledge of Sellers and the Company, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

      (c) Except as set forth in Part 3.19(c) of the Disclosure Schedule, each Contract identified or required to be identified in Part 3.19(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable in accordance with its terms.

      (d) Except as set forth in Part 3.19(d) of the Disclosure Schedule:

          (i) the Company is, and at all times since March 31, 1993 has been, in substantial compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

          (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, the Applicable Contract; and

          (iv) the Company has not given to or received from any other Person, at any time any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

      (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and, to the Knowledge of Sellers and the Company, no such Person has made written demand for such renegotiation.

      (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.20  INSURANCE

      (a) Sellers have delivered to Buyer:

          (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

      (b) Part 3.20(b) of the Disclosure Schedule describes:

          (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder (excluding normal and usual deductibles specified in policies of insurance delivered to Buyer pursuant to Section 3.20(a)(i));

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

          (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

      (c) Part 3.20(c) of the Disclosure Schedule sets forth, by year, for the current policy year and each of the preceding policy years:

          (i)   a summary of the loss experience under each policy;

          (ii) a statement describing each claim under an insurance policy for an amount in excess of $2,500.00, which sets forth:

                (A) the name of the claimant;

                (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                (C) the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

      (d) Except as set forth on Part 3.20(d) of the Disclosure Schedule:

          (i) All policies to which the Company is or was a party or that provide coverage to either Seller, the Company, or any director or officer of the Company:

                (A) are or were valid, outstanding, and enforceable;

                (B) to the Knowledge of Sellers, the Holding Corporation, and the Company, are or were issued by an insurer that is financially sound and reputable;

                (C) to the Knowledge of Sellers, the Holding Corporation, and the Company, taken together, provide or provided adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

                (D) to the Knowledge of Sellers, the Holding Corporation, and the Company, are or were sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

                (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

          (ii) No Seller or the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

          (iv) The Company have given notice to the insurer of all claims that may be insured thereby.

3.21  ENVIRONMENTAL MATTERS

      Except as set forth in Part 3.21 of the Disclosure Schedule:

      (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Seller or the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from
(i) any Governmental Body or private citizen acting in the public interest, or
(ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

      (b) There are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

      (c) No Seller or the Company has Knowledge of any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

      (d) No Seller or the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities. To the Knowledge of Sellers and the Company, no Seller or the Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

      (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of the Sellers and the Company, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. No Seller, the Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest.

      (f) There has been no Release or, to the Knowledge of Sellers and the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which Sellers or the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by Sellers, the Company, or any other Person.

      (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Sellers, the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.22  EMPLOYEES

      (a) Part 3.22 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee, officer, or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable; vacation accrued; and service credited for purposes of vesting and eligibility to participate in the Company Plans, Company VEBA, and Company Other Benefit Obligation.

      (b) No officer or director or, to the Knowledge of Sellers, the Holding Corporation, or the Company, employee, of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or director or employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an officer or director or employee of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such officer or director or employee. To the Knowledge of Sellers, the Holding Corporation, and the Company, no director, officer, or other key employee of the Company intends to terminate his employment with the Company and no such director, officer, or other key employee of the Company has Threatened to terminate his employment with the Company.

      (c) Part 3.22 of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee, officer, or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.23  LABOR RELATIONS; COMPLIANCE

      The Company has not been and is not currently a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending, existing or Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. To Sellers' Knowledge no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.
Part 3.23 of the Disclosure Schedule contains a complete and correct list of all employees of the Company whose employment by the Company was terminated within the past three years for any reason (whether voluntarily or involuntarily and whether initiated by the Company or the employee).

3.24  INTELLECTUAL PROPERTY

      (a) Intellectual Property Assets-The term "Intellectual Property Assets" includes:

          (i) the name Sam's Equipment Rental, Inc., all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

          (iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, patents, plans, drawings, rights in mask works and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licenser.

      (b) Agreements-Part 3.24(b) of the Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which the Company is the licensee. There are no outstanding and, to Sellers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

      (c) Know-How Necessary for the Business

          (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as its is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (ii) Except as set forth in Part 3.24(c) of the Disclosure Schedule, all former and current employees of the Company have executed written Contracts with the Company that assign the Company all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

      (d) Trademarks

          (i) Part 3.24(d) of Disclosure Schedule contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

          (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Sellers' Knowledge, no such action is Threatened with the respect to any of the Marks.

          (iv) To Sellers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

          (v) No Mark is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

          (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

      (e) Copyrights

          (i) Part 3.24(e) of the Disclosure Schedule contains a complete and accurate list and summary description of all Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

          (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          (iii) No Copyright is infringed or, to Sellers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

          (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

      (f) Trade Secrets

          (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

          (ii) To the best of the Knowledge of Sellers, the Holding Corporation and the Company, Sellers and the Company have taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

          (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to Sellers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

3.25  CERTAIN PAYMENTS

      Neither the Holding Corporation nor the Company, nor any director, officer, agent, or employee of the Holding Corporation or the Company, nor to Sellers' Knowledge any other Person associated with or acting for or on behalf of the Holding Corporation or the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment in violation of any Legal Requirement, applicable tort law, or any Applicable Contract, to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Holding Corporation or the Company or any Affiliate of the Holding Corporation or the Company, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Holding Corporation or the Company.

3.26  DISCLOSURE

      (a) To the best of the Knowledge of Sellers, the Holding Corporation, and the Company, no representation or warranty of Sellers, the Holding Corporation, or the Company in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

      (c) To the best of the Knowledge of Sellers, the Holding Corporation, and the Company, there is no fact known to any Seller that has specific application to any Seller, the Holding Corporation, or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Seller, the Holding Corporation, or the Company can reasonably foresee, materially Threatens, the assets, business, prospects, financial condition, or results of operations of the Holding Corporation or the Company (separately or on a consolidated basis) that has not been set forth in this Agreement or the Disclosure Schedule.

3.27  RELATIONSHIPS WITH RELATED PERSONS

      Except as set forth in Part 3.27 of the Disclosure Schedule, no Seller or any Related Person of Sellers or of the Holding Corporation or the Company has, or since March 31, 1990, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of the Holding Corporation or the Company. No Seller or any Related Person of Sellers or of the Holding Corporation or the Company is, or since March 31, 1990, has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Holding Corporation or the Company, or (ii) engaged in competition with the Holding Corporation or the Company with respect to any line of the products or services of the Holding Corporation or the Company (a "Competing Business") in any market presently served by the Holding Corporation or the Company. Except as set forth in Part 3.27 of the Disclosure Schedule, no Seller or any Related Person of Sellers or of the Holding Corporation or the Company is, or since March 31, 1990, was, a party to any Contract with, or has or had any claim or right against, the Holding Corporation or the Company.

3.28  CUSTOMERS AND SUPPLIERS

      In Part 3.28 of the Disclosure Schedule, Sellers have set forth the Company's top twenty customers based on the revenue generated by such customers during the fiscal year ended March 31, 1997, and sale projections for the current fiscal year of the top twenty customers. Also set forth therein are the Company's top ten vendors based on the expenditures of the Company with such vendor during such fiscal year. To the best of the Knowledge of Sellers, the Holding Corporation, and the Company, nothing has occurred since March 31, 1997, that would in any way have an adverse effect on the relationship that the Company has with any party listed on such Schedule.

3.29  BROKERS OR FINDERS

      Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.30  INDEBTEDNESS

      The Indebtedness of the Company does not exceed Seventeen Million Dollars ($17,000,000.00) as of the date of this Agreement and will not exceed Sixteen Million Dollars ($16,000,000.00) as of the Closing, it being contemplated that the Closing amount will require the Partnership to pay off its Indebtedness to the Company contemporaneously with the Closing and the Company will apply such payoff to reduction of the Company's Indebtedness.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

4.1   ORGANIZATION AND GOOD STANDING

      Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2   AUTHORITY; NO CONFLICT

      (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Promissory Notes, the Employment Agreements, and the Leases (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

      (b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

          (i)   any provision of Buyer's Organizational Documents;

          (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

          (iii) any Legal Requirement or Order to which Buyer may be subject; or

          (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3   INITIAL CAPITAL

      The cash payment specified in Section 2.4(b)(i) will be obtained by Buyer exclusively through subscriptions for equity interests in Buyer.

4.4   CERTAIN PROCEEDINGS

      No Proceeding has been commenced or Threatened against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

4.5   BROKERS OR FINDERS

      Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

5.    COVENANTS OF SELLERS AND THE COMPANY PRIOR TO CLOSING DATE

5.1   ACCESS AND INVESTIGATION

      Between the date of this Agreement and the Closing Date, Sellers, the Holding Corporation, the Company, and their Representatives will (a) afford Buyer and its Representatives and prospective investors and their Representatives (collectively, "Buyer's Advisors") full, free, and unrestricted access to the Company's personnel, Representatives, properties (including subsurface testing), contracts, books and records, and other documents and data,
(b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request. Buyer, Sellers, the Holding Corporation, and the Company will coordinate such activities in a manner so as to eliminate or reduce the disruption to the Company's business resulting therefrom.

5.2   OPERATION OF THE BUSINESS OF THE COMPANY

      Between the date of this Agreement and the Closing Date, Sellers, the Holding Corporation, and the Company will:

      (a) conduct the business of the Holding Corporation and the Company only in the Ordinary Course of Business and otherwise refrain from any extraordinary transactions, except that (i) the Company may take such action as the Company reasonably determines to be necessary or advisable to open new store locations in Mansfield and Findlay; (ii) any OSU seat arena licenses will be distributed to Sellers; and (iii) the real estate located at 2468 Hooverside, Grove City, Ohio and related debts will be distributed to Sellers;

      (b) use their Best Efforts to preserve intact the current business organization of the Holding Corporation and the Company, keep available the services of the current officers, employees, and agents of the Holding Corporation and the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Holding Corporation and the Company; and

      (c) report periodically to Buyer concerning the status of the business, operations, and finances of the Holding Corporation and the Company.

5.3   NEGATIVE COVENANT

      Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers and the Company will not without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action as a result of which any of the changes or events listed in Section 3.18 will occur.

5.4   REQUIRED APPROVALS

      As promptly as practicable after the date of this Agreement, Sellers, the Holding Corporation and the Company will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers, the Holding Corporation and the Company will (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2.

5.5   NOTIFICATION

      Between the date of this Agreement and the Closing Date, each of Sellers and the Company will promptly notify Buyer in writing if such Seller or the Company becomes aware of any fact or condition or the occurrence thereof that causes or constitutes a Breach of any of the representations and warranties of Sellers and the Company in this Agreement. Should any such fact or condition require any change in the Disclosure Schedule if the Disclosure Schedule were dated the date of the discovery or occurrence of any such fact or condition, Sellers and the Company will promptly deliver to Buyer a supplement to the Disclosure Schedule specifying such change. During the same period, each of Sellers and the Company will promptly notify Buyer of the occurrence of any Breach of any of the covenants of Sellers, the Holding Corporation and the Company in this Section 5 or of the occurrence of any event, or the likely failure of the occurrence of any event, that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6   PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

      Except as expressly provided in this Agreement, Sellers, the Holding Corporation, and the Company will cause all Indebtedness owed to the Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

5.7   NO NEGOTIATION

      Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Sellers, the Holding Corporation, the Company, and their respective Representatives will not directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Holding Corporation or the Company, or any of the capital stock of the Holding Corporation or the Company, or any merger, consolidation, business combination, or similar transaction involving the Holding Corporation or the Company. Sellers, the Holding Corporation, the Company, and their Representatives will immediately notify Buyer regarding any contact between Sellers, the Holding Corporation, the Company, or their Representatives and any other Person regarding any such offer or proposal or any related inquiry.

5.8   BEST EFFORTS

      Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

6.    COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1   APPROVALS OF GOVERNMENTAL BODIES

      As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will cooperate with Sellers, the Holding Corporation, and the Company with respect to all filings that Sellers, the Holding Corporation, and the Company are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers, the Holding Corporation, and the Company in obtaining all consents identified in Part 3.2 of the Disclosure Schedule; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2   BEST EFFORTS

      Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1   ACCURACY OF REPRESENTATIONS

      (a) All of the representations and warranties of Sellers, the Holding Corporation, and the Company in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule made pursuant to Section 5.5.

      (b) Each of the representations and warranties of Sellers, the Holding Corporation, and the Company in Sections 3.3, 3.4, 3.13, 3.14, and 3.26 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule.

7.2   SELLERS' PERFORMANCE

      (a) All of the covenants and obligations that Sellers, the Holding Corporation, and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

      (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered, and each of the other covenants and obligations in Section
5.4 must have been performed and complied with in all respects.

7.3   CONSENTS

      All Consents required in Part 3.2 of the Disclosure Schedule, each Consent identified in Schedule 4.2, and any and all other Consents must have been obtained and must be in full force and effect.

7.4   BANK INDEBTEDNESS

      Amendments to loan agreements, new loan agreements, estoppel certificates, and/or other documentation fully assuring Buyer of continuation and/or replacement of the Company's Senior Indebtedness, to such extent as Buyer reasonably determines to be necessary or advisable (and otherwise in a form reasonably satisfactory to Buyer and its counsel), must have been delivered to or obtained by Buyer.

7.5   AUDITED FINANCIALS

      Sellers, the Holding Corporation, and the Company shall have delivered to Buyer the unqualified opinion of Ernst & Young, LLP as to its audit of the consolidated financial statements of the Holding Corporation and the Company as of and for the fiscal year ending March 31, 1997, together with such consolidated financial statements (the "Audited Financials") and such letter or report to management as Ernst & Young, LLP would normally prepare with respect thereto, and Buyer shall be satisfied in its sole discretion with such audited statements.

7.6   ADDITIONAL DOCUMENTS

      Sellers, Troy, Tom, the Partnership, the Holding Corporation and the Company must have caused the following documents to be delivered to Buyer:

      (a) an opinion of Kemp, Schaeffer, Rowe & Lardiere Co., L.P.A., dated the Closing Date, in the form of Exhibit 7.6(a);

      (b) such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of the representations and warranties of Sellers, the Holding Corporation, and the Company, (iii) evidencing the performance by Sellers, the Holding Corporation, and the Company of, or the compliance by Sellers, the Holding Corporation, and the Company with, any covenant or obligation required to be performed or complied with by Sellers, the Holding Corporation, and the Company, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.7   DUE DILIGENCE

      The Buyer must be satisfied, in its sole discretion, with the results of its due diligence of the Holding Corporation and the Company including taxes, ERISA, health and welfare policies, OSHA, insurance, environmental.

7.8   NO PROCEEDINGS

      Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.9   NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

      There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Holding Corporation or the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.10  NO PROHIBITION

      Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

8.    CONDITIONS PRECEDENT TO THE OBLIGATION TO CLOSE
      OF SELLERS, TROY, TOM, AND THE PARTNERSHIP

      The obligation of Sellers, Troy, Tom, and the Partnership to sell the Shares and to take the other actions required to be taken by them at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by them, in whole or in part):

8.1   ACCURACY OF REPRESENTATIONS

      All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2   BUYER'S PERFORMANCE

      (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

      (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

8.3   PERSONAL GUARANTEES

      The personal guarantees by Gary of the Senior Indebtedness must have been removed or eliminated to the reasonable satisfaction of Sellers.

8.4   ADDITIONAL DOCUMENTS

      Buyer must have caused the following documents to be delivered to Sellers:

      (a) an opinion of Squire, Sanders & Dempsey L.L.P., dated the Closing Date, in the form of Exhibit 8.4(a); and

      (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.6(a), (ii) evidencing the accuracy of any representation or warranty of Buyer,
(iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5   NO INJUNCTION

      There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.    TERMINATION

9.1   TERMINATION EVENTS

      This Agreement may, by notice given prior to or at the Closing, be terminated:

      (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

      (b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied as of October 31, 1997, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before October 31, 1997 (provided, however, that in the case of the condition in Section 7.7, Buyer must terminate this Agreement or waive such condition on or before September 30, 1997); or (ii) by Sellers, if any of the conditions in
Section 8 has not been satisfied as of October 31, 1997, or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before October 31, 1997;

      (c) by Sellers under the circumstances described in Section 2.5(d);

      (d) by (i) mutual consent of Buyer and Sellers, (ii) failure to agree on Buyer's proposals as contemplated by the lead-in paragraphs of Section 3 and Buyer has not elected to waive the proposals causing disagreement, or (iii) failure by the parties to finalize the Exhibits and Option Prices as contemplated by the footnote at the end of the Table of Contents to this Agreement; or

      (e) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 31, 1997, or such later date as the parties may agree upon.

9.2   EFFECT OF TERMINATION

      Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.   INDEMNIFICATION; REMEDIES

10.1  SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

      All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS,
      TROY, TOM, AND THE PARTNERSHIP

      Sellers, Troy, Tom, and the Partnership, jointly and severally, will indemnify and hold harmless Buyer, the Holding Corporation, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

      (a) any Breach of any representation or warranty made by Sellers, the Holding Corporation, and the Company in this Agreement (without giving effect to any supplement to the Disclosure Schedule), the Disclosure Schedule, the supplements to the Disclosure Schedule made pursuant to Section 5.5, or any other certificate or document delivered by Sellers, the Holding Corporation, and the Company pursuant to this Agreement;

      (b) any Breach by any of Sellers, Troy, Tom, and the Partnership of any of their respective covenants or obligations in this Agreement;

      (c) any product sold, leased, or rented by, or any services provided by, the Holding Corporation or the Company prior to the Closing Date;

      (d) any Tax in excess of amounts accrued on the Balance Sheet or disclosed in Part 3.13 of the Disclosure Schedule (without giving effect to any supplement to the Disclosure Schedule);

      (e) any matters disclosed in the Disclosure Schedule to which Buyer, Sellers, Troy, Tom, and the Partnership agree as provided in Section 3 (which agreement shall be reflected as an amendment to this Agreement); or

      (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of Sellers, Troy, Tom, the Partnership, the Holding Corporation, and the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

      The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons.

10.3  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

      Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement,
(b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

10.4  TIME AND AMOUNT LIMITATIONS

      (a) If the Closing occurs, in order for Sellers, Troy, Tom, and the Partnership to have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date (excepting those in Sections 3.3, 3.4, 3.7, 3.13, 3.15, 3.21, and 3.27), Buyer must notify Sellers,
Troy, Tom, and the Partnership of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer on or before the third anniversary of the Closing Date. There shall be no such notification requirement as to any claim with respect to Sections 3.3, 3.4, 3.7, 3.13, 3.15, 3.21, or 3.27, or any claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date. If the Closing occurs, in order for Buyer to have any liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, Sellers must notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers on or before the third anniversary of the Closing Date.

      (b) Each of Troy and Tom will be liable (for indemnification or otherwise) with respect to the matters described in Section 10.2 only up to an aggregate amount that is the greater of (i) One Million Three Hundred Thousand Dollars ($1,300,000.00) and (ii) the amount that he directly or indirectly receives from Sellers from the date hereof through the date such determination is to be made.

10.5  RIGHT OF SET-OFF

      Upon notice to Sellers, Troy, Tom, and the Partnership specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may be entitled under this Section 10 against amounts otherwise payable under the Promissory Notes, and the Leases, but Buyer shall have no right of set-off against the Employment Agreements. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes, or the Leases. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

10.6  PROCEDURE FOR INDEMNIFICATION-THIRD PARTY CLAIMS

      (a) Promptly after receipt by an indemnified party under Sections 10.2 or
10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice; provided, however, that if the indemnified party intentionally failed to give such notice, the indemnifying party will be deemed to have been prejudiced by the amount of attorneys' fees incurred with respect thereto through the date notice is received by the indemnifying party and the indemnifying party will not be required to indemnify the indemnified party for such attorneys' fees.

      (b) If any Proceeding referred to in Section 10.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes (as to any such claims involving Taxes, Buyer must select counsel satisfactory to Sellers, it being acknowledged and agreed that Ernst & Young, LLP and Squire, Sanders & Dempsey, LLP are satisfactory to Sellers), be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation and monitoring of defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

      (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

      (d) Sellers, Troy, Tom, and the Partnership hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on them with respect to such a claim anywhere in the world.

10.7  PROCEDURE FOR INDEMNIFICATION-OTHER CLAIMS

      A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

10.8  BUYER PAYMENTS RELATED TO GARY'S GIFTS TO THE TRUSTS

      Prior to the execution of this Agreement, Gary made gifts (the "Gifts") of certain shares of the capital stock of the Holding Corporation to the Trusts. Buyer agrees that if (a) the Internal Revenue Service proposes any adjustment to the amount or amounts reported as taxable gifts to the Trusts or the Trust beneficiaries with respect to the Gifts on the gift tax return filed by Gary in connection with the Gifts (a "Proposed Adjustment"), and/or (b) the Internal Revenue Service issues a gift tax deficiency to Gary or any beneficiary of the Trusts as a result of any such Proposed Adjustment (but not as a result of Gary's receipt of or failure to receive any payment from the Trusts), Buyer will pay to Gary or to the Trust beneficiary issued such gift tax deficiency, as the case may be, the sum of the following: (i) the amount of any such gift tax deficiency including penalties and interest, if any, plus (ii) an amount equal to any reduction in or loss of Gary's unified credit against gift and estate taxes as a result of any such Proposed Adjustment (to the extent not already reflected in such gift tax deficiency), plus (iii) any income taxes payable by Gary (or by any beneficiary of the Trusts) in connection with any payments made to Gary by Buyer pursuant hereto. However, Buyer will be obligated to make any such payment only upon presentation to Buyer of satisfactory written evidence that Gary or the Trust beneficiary requesting such payment has made a corresponding payment to the Internal Revenue Service on account of any such Proposed Adjustment or gift tax deficiency and/or that Gary has entered into an agreement with the Internal Revenue Service with respect to a reduction or loss in unified credit. Further, in no event will Buyer's payment obligations pursuant hereto exceed the sum of Three Hundred and Fifty Thousand Dollars ($350,000.00) in the aggregate.

11.   GENERAL PROVISIONS

11.1  EXPENSES

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers, Troy, Tom, and the Partnership will cause the Holding Corporation and the Company not to incur any out-of-pocket expenses in connection with this Agreement, or, to the extent so incurred, will cause the Holding Corporation and the Company to be reimbursed therefor by Sellers, Troy, Tom, or the Partnership. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

11.2  PUBLIC ANNOUNCEMENTS

      Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer and Sellers shall agree. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers, the Holding Corporation, and the Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Buyer and Sellers will consult with each other concerning the means by which the employees, customers, and suppliers of the Holding Corporation and the Company and others having dealings with the Holding Corporation and the Company will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

11.3  CONFIDENTIALITY

      Between the date of this Agreement and the Closing Date, except as and to the extent required by law, absent express, written consent of Sellers, Buyer shall not, directly or indirectly, disclose to third parties or use for its own purposes any confidential or secret information of Sellers, except to the extent permitted under this Agreement. Buyer also agrees that it will, upon the completion of its investigation, return to Sellers, all documents and other records or confidential information previously authorized to be reviewed by Buyer. It is understood that both Federal and State laws apply to some incidences of release of information, and that violation of this provision may also be a violation of these laws. The term "confidential information," as used in this paragraph, means any information received from Sellers, including but not limited to, the names or addresses of customers, research, inventions, discoveries, improvements, equipment, methods of production, costs or prices or uses of either party's products or services, business plans of either party, suppliers and costs thereof, development work, any other information containing business information which is required to be maintained as such for the business success of either party, and any other trade secrets, whether or not contained in any written documents or financial information other than information which
(a) is already in the possession of Buyer, its employees, representatives or agents (b) from customers of Sellers known to Buyer prior to the date of this Agreement; (c) is or becomes generally available to the public through no fault or actions by Buyer or its employees, representatives or agents; or (d) becomes available to Buyer from a source which is not prohibited from disclosing such information to Buyer by a contractual obligation to the Company. The parties hereto agree that Sellers would suffer irreparable harm in the event Buyer violates this paragraph and either discloses or uses for its own purposes information received from Sellers.

      During the course of discussions between Buyer and Sellers, Sellers and its employees, representatives and agents may receive confidential, proprietary, non-public business and other information concerning Buyer. With respect to such information, and the fact that Buyer has furnished such information and the fact that there are ongoing discussions regarding the Contemplated Transaction, Sellers agree to be bound with respect thereto to the same extent that Buyer is bound hereunder with respect to information concerning Sellers.

11.4 NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

      Gary                          Gary L. Gabriel
                                    3327 Vacation Lane
                                    St. James City, FL 33956

      Troy                          Troy L. Gabriel
                                    1261 White Road
                                    Grove City, OH 43123

      Tom                           Tom R. Richardson
                                    6219 Brookmeade Circle
                                    Grove City, OH 43123

      with a copy to:               Kemp, Schaeffer, Rowe & Lardiere Co., L.P.A.
                                    88 West Mound Street
                                    Columbus, Ohio  43215
                                    Attention: Michael N. Schaeffer
                                    Facsimile No.: (614) 469-7170

      Buyer:                        NationsRent, Inc.
                                    James L. Kirk
                                    7130 County Road 254
                                    Findlay, OH  45840

      with a copy to:               Squire, Sanders & Dempsey L.L.P.
                                    1300 Huntington Center
                                    41 South High Street
                                    Columbus, Ohio  43215
                                    Attention: Patrick J. Dugan
                                    Facsimile No.: (614) 365-2499

11.5  RESOLUTION OF DISPUTES

      (a) The parties desire to avoid and settle without litigation future disputes which may arise between them concerning the rights, duties and obligations of the parties under this Agreement. Accordingly, any such dispute shall be settled by arbitration administered by the American Arbitration Association under its Arbitration Rules and the Supplemental Procedures for Large, Complex Disputes (hereinafter "Rules") then in effect; provided, however, that any party may seek injunctive or other similar equitable relief from any court of competent jurisdiction pending settlement of the underlying dispute by such arbitration.

      (b) Three arbitrators shall be appointed in accordance with the Rules. The place of arbitration shall be Columbus, Ohio and a stenographic record shall be made of any arbitration hearing. The award rendered by the arbitrators shall be in writing and shall be based on applicable law and judicial precedent. Unless the parties otherwise agree, the award shall include the findings of fact and conclusions of law on which the award is based. Judgment on such award may be entered in any court having jurisdiction thereof.

      (c) Upon the application by any party to a court for an order confirming, modifying or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrator, the award should be confirmed, modified or vacated in order to correct any errors of law made by the arbitrator. In order to effectuate such judicial review limited to issues of law, the parties agree (and shall so stipulate to the court) that the findings of fact made by the arbitrator shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

      (d) A request by one party for arbitration of any dispute subject to arbitration shall be made in writing to the American Arbitration Association and a copy thereof shall be sent to the other party. The party requesting arbitration shall pay any deposit required by the American Arbitration Association subject to reimbursement, if required, from the other party in accordance with any award by the arbitrators.

11.6  FURTHER ASSURANCES

      (a) The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      (b) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) the Contemplated Transactions, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Holding Corporation and the Company, each of the other parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 10 above).

      (c) In order to establish a factual basis for the resolution of disputes with respect to environmental and related matters, subsequent to the Closing Buyer and Sellers will establish a benchmark as to the physical integrity of the Premises. For such purpose, Buyer and Sellers will determine the scope of and will perform such soil tests, topographical, environmental, or wetland studies and any other physical and engineering examinations. Buyer and Seller will each pay one-half of the costs and expenses of such studies and examinations.

11.7  WAIVER

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8  ENTIRE AGREEMENT AND MODIFICATION

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the No-Shop Letter and the extensions dated June 13, 1997, and July 23, 1997, respectively, and the Letter of Intent dated July 25, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.9  DISCLOSURE SCHEDULE

      (a) The disclosures in the Disclosure Schedule, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

      (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedule (other than an exception expressly set forth as such in the Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

11.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

      Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Related Person of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.11 SEVERABILITY

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.12 SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.13 TIME OF ESSENCE

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.14 GOVERNING LAW

      This Agreement will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

11.15 COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


Buyer:  NationsRent, Inc.                  Troy:


By:/s/ Gene J. Ostrow                      /s/ Troy L. Gabriel
   -----------------------------------     -------------------------------------
   Gene J. Ostrow, Vice President          Troy L. Gabriel, individually




Sellers:                                   Tom:


/s/ Gary L. Gabriel                        /s/ Thomas Richardson
--------------------------------------     -------------------------------------
Gary L. Gabriel, individually              Thomas Richardson, individually



Trust Theta:  Gary L. Gabriel Grantor      Partnership:  TTG Properties
Retained Annuity Trust Theta


By:/s/ Gary L. Gabriel                     By:/s/ Gary L. Gabriel
   -----------------------------------     -------------------------------------
Gary L. Gabriel, Trustee                   Gary L. Gabriel, Partner

Trust Alpha:  Gary L. Gabriel Grantor      By:/s/ Troy L. Gabriel
Retained Annuity Trust Alpha               -------------------------------------
                                           Troy L. Gabriel, Partner


By:/s/ Troy L. Gabriel                     By:/s/ Thomas Richardson
   -----------------------------------     -------------------------------------
   Troy L. Gabriel, Trustee                Thomas Richardson, Partner



Trust Beta:  Gary L. Gabriel Grantor       By:/s/ Kimberly K. Richardson
Retained Annuity Trust Beta                -------------------------------------
                                           Kimberly K. Richardson, Partner


By:/s/ Thomas Richardson
   -----------------------------------
   Thomas Richardson, Trustee



                                           Holding Corporation: Gabriel Trailer
                                           Manufacturing Company, Inc.


                                           By:/s/ Gary L. Gabriel
                                              ----------------------------------
                                              Gary L. Gabriel, President



                                           Company: Sam's Equipment Rental, Inc.


                                           By:/s/ Gary L. Gabriel
                                              ----------------------------------
                                              Gary L. Gabriel, President

                    AMENDMENT TO THE STOCK PURCHASE AGREEMENT

         This is an amendment ("Amendment") to the Stock Purchase Agreement ("Agreement") dated August 15, 1997, by NationsRent, Inc., a Delaware corporation ("Buyer"), Gary L. Gabriel, individually ("Gary"), Gary L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Theta ("Trust Theta"), Troy L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Alpha ("Trust Alpha"), Thomas Richardson as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Beta ("Trust Beta" and, collectively with Trust Theta and Trust Alpha, the "Trusts"; Gary and the Trusts are sometimes referred to collectively herein as "Sellers"), Troy L. Gabriel, individually ("Troy"), Thomas Richardson, individually ("Tom"), TTG Properties, an Ohio general partnership (the "Partnership"), Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation (the "Holding Corporation"), and Sam's Equipment Rental, Inc., an Ohio corporation (the "Company").

      WHEREAS, the Buyer, the Sellers, Troy, Tom, the Partnership, the Holding Corporation and the Company wish to amend the Agreement as shown by the following marked changes.

      1. The third sentence in the footnote at the end of the Table of Contents shall be amended as follows:

      Prior to the close of business on _______________ August 27, 1997, the parties agree to negotiate in good faith and finalize agreement on such Exhibits and Option Prices.

      2. The the fourth sentence to the lead-in paragraph of Section 3 shall be amended as follows:

         Prior to the close of business on August 25, 1997 (provided, however, that with respect to those disclosures necessary to comport Section 3.4 with the Audited Financials, such date shall instead be the later of September 2, 1997, or three days after substantial completion by Ernst & Young, LLP of its field work for its audit as contemplated by Section 7.5), (1) Sellers, the Holding Corporation, and the Company will deliver such part of the Disclosure Schedule and such portions of such documentation as soon as they are available. Prior to the close of business on August 29, 1997, (1) as part of its due diligence as contemplated by Section 7.7, Buyer will review such Disclosure Schedule and documentation and notify Sellers, Troy, Tom, and the Partnership, of those matters disclosed in the Disclosure Schedule with respect to which Buyer proposes Buyer should be entitled to indemnification pursuant to Section 10.2(e), and (2) if Sellers, Troy, Tom, and the

         Partnership fully agree with Buyer's proposals or Buyer elects to waive the proposals causing disagreement, the condition specified in Section
         7.7 will be deemed to have been satisfied with respect to the Disclosure Schedule and documentation and the Disclosure Schedule shall be initialed by the parties and attached to this Agreement as if attached as of the date hereof; and if the parties are unable to agree with respect to Buyer's proposals, and Buyer has not elected to waive the proposals causing disagreement, this Agreement shall terminate as provided in Section 9.1(d).

      3. Section 9.1(d) shall be amended as follows:




      This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of August 22, 1997.


Buyer:        NationsRent, Inc.           Troy:


By:/s/ Gene J. Ostrow                     /s/ Troy L. Gabriel
   -----------------------------------    --------------------------------------
       Gene J. Ostrow, Vice President     Troy L. Gabriel, individually



Sellers:                                  Tom:


/s/ Gary L. Gabriel                       /s/ Thomas Richardson
--------------------------------------    --------------------------------------
Gary L. Gabriel, individually             Thomas Richardson, individually



Trust Theta:  Gary L. Gabriel Grantor     Partnership:  TTG Properties
Retained Annuity Trust Theta


By:/s/ Gary L. Gabriel                   By:/s/ Gary L. Gabriel
   -----------------------------------      -----------------------------------
       Gary L. Gabriel, Trustee                 Gary L. Gabriel, Partner

Trust Alpha:  Gary L. Gabriel Grantor     By:/s/ Troy L. Gabriel
Retained Annuity Trust Alpha                 -----------------------------------
                                                 Troy L. Gabriel, Partner


By:/s/ Troy L. Gabriel                    By:/s/ Kimberly K. Richardson
   -----------------------------------       -----------------------------------
       Troy L. Gabriel, Trustee                  Kimberly K. Richardson, Partner



Trust Beta:  Gary L. Gabriel Grantor      Holding Corporation:  Gabriel Trailer
Retained Annuity Trust Beta               Manufacturing Company, Inc.


By:/s/ Thomas Richardson                  By:/s/ Gary L. Gabriel
--------------------------------------       -----------------------------------
Thomas Richardson, Trustee                       Gary L. Gabriel, President



                                          Company: Sam's Equipment Rental, Inc.


                                          By:/s/ Gary L. Gabriel
                                             -----------------------------------
                                                 Gary L. Gabriel, President

                    AMENDMENT TO THE STOCK PURCHASE AGREEMENT

      This is a second amendment ("Amendment") to the Stock Purchase Agreement ("Agreement") dated August 15, 1997, by NationsRent, Inc., a Delaware corporation ("Buyer"), Gary L. Gabriel, individually ("Gary"), Gary L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Theta ("Trust Theta"), Troy L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Alpha ("Trust Alpha"), Thomas Richardson as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Beta ("Trust Beta" and, collectively with Trust Theta and Trust Alpha, the "Trusts"; Gary and the Trusts are sometimes referred to collectively herein as "Sellers"), Troy L. Gabriel, individually ("Troy"), Thomas Richardson, individually ("Tom"), TTG Properties, an Ohio general partnership (the "Partnership"), Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation (the "Holding Corporation"), and Sam's Equipment Rental, Inc., an Ohio corporation (the "Company").

      WHEREAS, Buyer, Sellers, Troy, Tom, the Partnership, the Holding Corporation, and the Company wish to amend the Agreement as shown by the following marked changes.

      1. The third sentence in the footnote at the end of the Table of Contents shall be amended as follows:

      Prior to the close of business on August 29, 1997, the parties agree to negotiate in good faith and finalize agreement on such Exhibits and prior to the close of business on the Closing Date, the parties agree to negotiate in good faith and finalize agreement on the Option Prices.

      2. The date _________________ in the fourth sentence to the lead-in paragraph of Section 3 shall be amended to instead be "September 5, 1997".

      3. The date ___________________ in Section 2.3(i) shall be amended to instead be "September 12, 1997".

      4. Section 9.1(d) shall be amended as follows:

      "(d) by (i) mutual consent of Buyer and Sellers, (ii) either Buyer or Sellers if the parties are unable failure to agree on with respect to Buyer's proposals as contemplated by the lead-in paragraphs of Section 3 and Buyer has not elected to waive the proposals causing disagreement, or (iii) either Buyer or Sellers if the parties are unable to finalize agreement on the Exhibits and Option Prices as contemplated by the footnote at the end of the Table of Contents to this Agreement;"

      Any references in the Agreement to any sections amended by this Amendment are hereby deemed to refer to those sections as amended hereby. The Agreement shall, except as provided above, remain unchanged and continue in full force and effect. All capitalized terms used in this Amendment without definition shall have the respective meanings set forth in the Agreement.

      This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of ___________ __, 1997.


Buyer:        NationsRent, Inc.           Troy:


By: /s/ Gene J. Ostrow                     /s/ Troy L. Gabriel
   -----------------------------------    --------------------------------------
        Gene J. Ostrow, Vice President    Troy L. Gabriel, individually



Sellers:                                  Tom:


 /s/  Gary L. Gabriel                      /s/  Thomas Richardson
--------------------------------------    --------------------------------------
Gary L. Gabriel, individually             Thomas Richardson, individually



Trust Theta:  Gary L. Gabriel Grantor     Partnership:  TTG Properties
Retained Annuity Trust Theta


By: /s/ Gary L. Gabriel                   By: /s/ Gary L. Gabriel
   -----------------------------------       -----------------------------------
       Gary L. Gabriel, Trustee                  Gary L. Gabriel, Partner



Trust Alpha:  Gary L. Gabriel Grantor     By: /s/ Troy L. Gabriel
Retained Annuity Trust Alpha                 -----------------------------------
                                                 Troy L. Gabriel, Partner


By: /s/ Troy L. Gabriel                   By: /s/ Kimberly K. Richardson
   -----------------------------------       -----------------------------------
       Troy L. Gabriel, Trustee                  Kimberly K. Richardson, Partner

Trust Beta:  Gary L. Gabriel Grantor      Holding Corporation:  Gabriel Trailer
Retained Annuity Trust Beta               Manufacturing Company, Inc.


By: /s/ Thomas Richardson                 By: /s/ Gary L. Gabriel
--------------------------------------       -----------------------------------
Thomas Richardson, Trustee                       Gary L. Gabriel, President



                                          Company:  Sam's Equipment Rental, Inc.


                                          By: /s/ Gary L. Gabriel
                                             -----------------------------------
                                                 Gary L. Gabriel, President

                 THIRD AMENDMENT TO THE STOCK PURCHASE AGREEMENT

      This is a third amendment ("Amendment") to the Stock Purchase Agreement ("Agreement") dated August 15, 1997, by NationsRent, Inc., a Delaware corporation ("Buyer"), Gary L. Gabriel, individually ("Gary"), Gary L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Theta ("Trust Theta"), Troy L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Alpha ("Trust Alpha"), Thomas Richardson as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Beta ("Trust Beta" and, collectively with Trust Theta and Trust Alpha, the "Trusts"; Gary and the Trusts are sometimes referred to collectively herein as "Sellers"), Troy L. Gabriel, individually ("Troy"), Thomas Richardson, individually ("Tom"), TTG Properties, an Ohio general partnership (the "Partnership"), Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation (the "Holding Corporation"), and Sam's Equipment Rental, Inc., an Ohio corporation (the "Company").

      WHEREAS, Buyer, Sellers, Troy, Tom, the Partnership, the Holding Corporation, and the Company wish to amend the Agreement as follows marked changes:

      The date ___________________ in the fourth sentence to the lead-in paragraph of Section 3 shall be amended to instead be "the Closing Date".

      This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of September 5, 1997.


Buyer:        NationsRent, Inc.           Troy L. Gabriel


By: /s/ Gene J. Ostrow                    /s/ Troy L. Gabriel
    ---------------------------------     --------------------------------------
    Gene J. Ostrow, Vice President        Troy L. Gabriel, individually



Sellers:
Gary L. Gabriel                           Thomas Richardson

    /s/ Gary L. Gabriel                   /s/ Thomas Richardson
    ---------------------------------     --------------------------------------
    Gary L. Gabriel, individually         Thomas Richardson, individually

Gary L. Gabriel Grantor Retained          TTG Properties
Annuity Trust Theta


By: /s/ Gary L. Gabriel                   By: /s/ Gary L. Gabriel
    ---------------------------------         ----------------------------------
    Gary L. Gabriel, Trustee                  Gary L. Gabriel, Partner



Gary L. Gabriel Grantor Retained          By: /s/ Troy L. Gabriel
Annuity Trust Alpha                           ----------------------------------
                                              Troy L. Gabriel, Partner


                                          By: /s/ Thomas Richardson
                                              ----------------------------------
                                              Thomas Richardson, Partner


By: /s/ Troy L. Gabriel                   By: /s/ Kimberly K. Richardson
    ---------------------------------         ----------------------------------
    Troy L. Gabriel, Trustee                  Kimberly K. Richardson, Partner



Gary L. Gabriel Grantor Retained          Gabriel Trailer Manufacturing
Annuity Trust Beta                        Company, Inc.


By: /s/ Thomas Richardson                 By: /s/ Gary L. Gabriel
    ---------------------------------         ----------------------------------
    Thomas Richardson, Trustee                Gary L. Gabriel, President



                                          Sam's Equipment Rental, Inc.


                                          By: /s/ Gary L. Gabriel
                                              ----------------------------------
                                              Gary L. Gabriel, President

                FOURTH AMENDMENT TO THE STOCK PURCHASE AGREEMENT

      This is a fourth amendment ("Amendment") to the Stock Purchase Agreement ("Agreement") dated August 15, 1997, by NationsRent, Inc., a Delaware corporation ("Buyer"), Gary L. Gabriel, individually ("Gary"), Gary L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Theta ("Trust Theta"), Troy L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Alpha ("Trust Alpha"), Thomas Richardson as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Beta ("Trust Beta" and, collectively with Trust Theta and Trust Alpha, the "Trusts"; Gary and the Trusts are sometimes referred to collectively herein as "Sellers"), Troy L. Gabriel, individually ("Troy"), Thomas Richardson, individually ("Tom"), TTG Properties, an Ohio general partnership (the "Partnership"), Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation (the "Holding Corporation"), and Sam's Equipment Rental, Inc., an Ohio corporation (the "Company").

      WHEREAS, Buyer, Sellers, Troy, Tom, the Partnership, the Holding Corporation, and the Company wish to amend the Agreement as follows marked changes:

      The date ____________________ in Section 2.3(i) shall be amended to instead be "September 19, 1997".

      This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of September 12, 1997.

Buyer:        NationsRent, Inc.           Troy L. Gabriel


By: /s/ Gene J. Ostrow                    /s/ Troy L. Gabriel
    ---------------------------------     --------------------------------------
    Gene J. Ostrow, Vice President        Troy L. Gabriel, individually



Sellers:
Gary L. Gabriel                           Thomas Richardson


    /s/ Gary L. Gabriel                   /s/ Thomas Richardson
    ---------------------------------     --------------------------------------
    Gary L. Gabriel, individually         Thomas Richardson, individually

Gary L. Gabriel Grantor Retained          TTG Properties
Annuity Trust Theta


By: /s/ Gary L. Gabriel                   By: /s/ Gary L. Gabriel
    ---------------------------------         ----------------------------------
    Gary L. Gabriel, Trustee                  Gary L. Gabriel, Partner



Gary L. Gabriel Grantor Retained          By: /s/ Troy L. Gabriel
Annuity Trust Alpha                           ----------------------------------
                                              Troy L. Gabriel, Partner


                                          By: /s/ Thomas Richardson
                                              ----------------------------------
                                              Thomas Richardson, Partner


By: /s/ Troy L. Gabriel                   By: /s/ Kimberly K. Richardson
    ---------------------------------         ----------------------------------
    Troy L. Gabriel, Trustee                  Kimberly K. Richardson, Partner



Gary L. Gabriel Grantor Retained          Gabriel Trailer Manufacturing
Annuity Trust Beta                        Company, Inc.


By: /s/ Thomas Richardson                 By: /s/ Gary L. Gabriel
    ---------------------------------         ----------------------------------
    Thomas Richardson, Trustee                Gary L. Gabriel, President



                                          Sam's Equipment Rental, Inc.


                                          By: /s/ Gary L. Gabriel
                                              ----------------------------------
                                              Gary L. Gabriel, President

                 FIFTH AMENDMENT TO THE STOCK PURCHASE AGREEMENT

      This is a fifth amendment ("Amendment") to the Stock Purchase Agreement ("Agreement") dated August 15, 1997, by NationsRent, Inc., a Delaware corporation ("Buyer"), Gary L. Gabriel, individually ("Gary"), Gary L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Theta ("Trust Theta"), Troy L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Alpha ("Trust Alpha"), Thomas Richardson as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Beta ("Trust Beta" and, collectively with Trust Theta and Trust Alpha, the "Trusts"; Gary and the Trusts are sometimes referred to collectively herein as "Sellers"), Troy L. Gabriel, individually ("Troy"), Thomas Richardson, individually ("Tom"), TTG Properties, an Ohio general partnership (the "Partnership"), Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation (the "Holding Corporation"), and Sam's Equipment Rental, Inc., an Ohio corporation (the "Company").

      WHEREAS, Buyer, Sellers, Troy, Tom, the Partnership, the Holding Corporation, and the Company wish to amend the Agreement as follows:

      Section 2.5 of the Agreement is amended to add a new subsection (h) at the end thereof as follows:

      "(h) If it is ultimately determined that the Unaccrued Taxes Amount should have been more or less than $2,868,000 (as specified in the Acknowledgement and Agreement as to Pre-Closing Adjustment), Buyer will pay or credit or debit (as the case may be) Sellers for the resulting increase or decrease in the Adjustment Amount (in a manner consistent with the Closing adjustments to reflect the originally determined Adjustment Amount)."

      A subsection (d) shall be added to the end of the first sentence of
Section 3.4 as follows:

      ",and (d) an unaudited consolidated balance sheet of the Holding Corporation and the Company as at August 31, 1997, and the related unaudited consolidated statements of income for the five months then ended."

      As of the date of this Amendment, the audited consolidated financial statements of the Holding Corporation and the Company as at March 31, 1997 (including the notes thereto), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Ernst & Young, LLP, independent certified public accountants, have not been delivered as contemplated by the second sentence of Section 3.4, but preliminary preaudit financial statements have been provided to Buyer. Notwithstanding nondelivery of such audited financial statements, the parties have nevertheless decided to proceed with the Closing of the Contemplated Transactions. Therefore, the second sentence of
Section 3.4 shall be amended as follows:

      "Sellers will deliver to Buyer a preliminary preaudit consolidated balance sheet of the Holding Corporation and the Company as at March 31, 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended";

and the following new Section 11.16 will be added to the Agreement as follows:

      11.16 AUDITED FINANCIALS

      "Promptly after the Closing, Sellers will use their Best Efforts (including execution of required audit representation letters) to effect the delivery to Buyer of an audited consolidated balance sheet of the Holding Corporation and the Company as at March 31, 1997 (including the notes thereto), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Ernst & Young LLP, independent certified public accountants. The aforementioned financial statements and notes will (i) be complete and correct and consistent with the books and records of the Holding Corporation and the Company (which books and records are complete and correct); (ii) be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby; and (iii) present fairly the financial condition and the results of operations, changes in shareholders' equity, and cash flow of the Holding Corporation and the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP."

      Section 10.2(e) is hereby deleted in its entirety and substituted with the following:

            "(e)  The items set forth in the Disclosure Schedule as follows:

                  Section 3.1: Listing* of Organization and Good Standing information

                  Section 3.3:     Listing of Contracts

                  Section 3.6      Listing of leaseholds

                  Section 3.7      Listing of Holding Corporation assets

                  Section 3.8 Listing of sufficiency and condition of certain assets

                  Section 3.9      Listing of Accounts Receivable


-------------------------

  * All items designated as a "Listing" herein refer to items required to be listed by the Agreement and such listed items are not intended to be exceptions to the representations and warranties contained in
          Section 3 of the Agreement for indemnification purposes or otherwise.

                  Section 3.12 (1)&(3) (disclosure for purposes of avoiding Sellers', Troy's, Tom's, and the Partnership's indemnification obligations therefor not accepted, except to extent otherwise specifically contemplated by
                                   Section 2.5(g) of the Agreement)

                  Section 3.13 (disclosure for purposes of avoiding Sellers', Troy's, Tom's, and the Partnership's indemnification obligations therefor not accepted, except to extent otherwise specifically contemplated by
                                   Section 2.5(g) of the Agreement)

                  Section 3.15     Listing of Employee Benefits

                  Section 3.16 (a)(i) (disclosure for purposes of avoiding Sellers', Troy's, Tom's, and the Partnership's indemnification obligations therefor not accepted, except to extent otherwise specifically contemplated by
                                   Section 2.5(g) of the Agreement)

                                   (a)(ii) (disclosure for purposes of avoiding
                                   Sellers', Troy's, Tom's, and the
                                   Partnership's indemnification obligations therefor not accepted, except to extent otherwise specifically contemplated by
                                   Section 2.5(g) of the Agreement)

                                   (a)(iii) (disclosure for purposes of avoiding Sellers', Troy's, Tom's, and the Partnership's indemnification obligations therefor not accepted, except to extent otherwise specifically contemplated by
                                   Section 2.5(g) of the Agreement)

                                   (b) Listing of Government Authorizations

                                   (b)(i) (disclosure not accepted for purposes of avoiding Sellers', Troy's, Tom's, and the Partnership's indemnification obligations therefor

                  Section 3.17     (a)(ii) Listing of Collection Accounts
                                   Receivable
                                   (a)(ii) Insurance Proceedings--(disclosure for purposes of avoiding Sellers', Troy's, Tom's, and the Partnership's indemnification obligations therefor not accepted.

                  Section 3.18     (a)&(b) Listing of certain changes and events
                                   (f),(g)&(h) (disclosure accepted only to extent the obligations and liabilities of the Holding Corporation and/or the Company are specifically expressed in the Disclosure Schedule)
                                   (k) (disclosure for purposes of avoiding
                                   Sellers', Troy's, Tom's, and the
                                   Partnership's indemnification obligations therefor not accepted)
                                   (l) (disclosure for purposes of avoiding
                                   Sellers', Troy's, Tom's, and the
                                   Partnership's indemnification obligations therefor not accepted)

                  Section 3.19 (a) (disclosure accepted only to extent the obligations and liabilities of the Holding Corporation and/or the Company are specifically expressed in the Disclosure Schedule)
                                   (d) Listing of Collection Accounts Receivable

                  Section 3.20     (c) Listing of Loss Experience

                  Section 3.21     (e) Listing of Environmental matters

                  Section 3.22     (a) Listing of Employee information
                                   (b) Listing of Chet Gibson contract

                  Section 3.23     Listing of terminated employees

                  Section 3.27     Listing of Relationships with Related Persons

                  Section 3.28     Listing of Customers and Suppliers."

      A new Section 3.31 shall be added to the Agreement as follows:

      "3.31 ADDITIONAL REPRESENTATIONS AND WARRANTIES

      (a) The final payment due on the Cognovit Promissory Note to Samuel E. Gabriel, Sr. by the Holding Corporation dated March 20, 1990 is July 20, 1998 and no amounts are due or payable or will be required to be made after that final payment date.

      (b) The final payment due on the obligation of the Holding Corporation to Samuel E. Gabriel, Sr. under the Property Settlement Agreement dated March 20, 1990 is July 20, 1998, and no amounts are due or payable or will be required to be made after that final payment date.

      (c) the Agreement among the Company, Big Bird Racing Team (the "Team") and Jerry Dennis which provides that the Company pay the expenses of the Team in exchange for sponsorship rights of the Team to the Company is not an agreement that is binding on the Company and the Company has no commitment or obligations to fund the Team at any level.

      (d) The Amendment to the Kubota Dealer Sales and Service Agreement with Kubota Tractor Corporation effective July 15, 1997 will not adversely affect the ongoing operations of the business as currently conducted by the Company."

      A new Section 11.17 shall be added to the Agreement as follows:

      "11.17 UNFILED TAX RETURNS

      Sellers, Troy, Tom, and the Partnership acknowledge and agree that all Tax Returns for the Holding Corporation and/or the Company which are due during 1997 or before and have not yet been filed will be finalized, filed, and executed by Gary, Troy, and/or Tom on or prior to September 27, 1997, based mostly upon information developed and work performed prior to the Closing and that Buyer will not be available to provide any assistance or oversight with respect thereto. Sellers, Troy, Tom and the Partnership covenant, represent, and warrant that all such Tax Returns will be true, correct, and complete and that adequate provision has been made in the preliminary preaudit financial statements for all Taxes due pursuant to those Tax Returns."

      This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of September ____, 1997.

Buyer:        NationsRent, Inc.           Troy:


By:/s/ Gene J. Ostrow                     /s/ Troy L. Gabriel
   -----------------------------------    --------------------------------------
       Gene J. Ostrow, Vice President     Troy L. Gabriel, individually



Sellers:                                  Tom:


/s/ Gary L. Gabriel                       /s/ Thomas Richardson
--------------------------------------    --------------------------------------
Gary L. Gabriel, individually             Thomas Richardson, individually

Trust Theta:  Gary L. Gabriel Grantor     Partnership:  TTG Properties
Retained Annuity Trust Theta


By:/s/ Gary L. Gabriel                   By:/s/ Gary L. Gabriel
   -----------------------------------      -----------------------------------
       Gary L. Gabriel, Trustee                 Gary L. Gabriel, Partner



Trust Alpha:  Gary L. Gabriel Grantor     By:/s/ Troy L. Gabriel
Retained Annuity Trust Alpha                 -----------------------------------
                                                 Troy L. Gabriel, Partner


By:/s/ Troy L. Gabriel                    By:/s/ Kimberly K. Richardson
   -----------------------------------       -----------------------------------
       Troy L. Gabriel, Trustee                  Kimberly K. Richardson, Partner



Trust Beta:  Gary L. Gabriel Grantor      Holding Corporation:  Gabriel Trailer
Retained Annuity Trust Beta               Manufacturing Company, Inc.


By:/s/ Thomas Richardson                  By:/s/ Gary L. Gabriel
--------------------------------------       -----------------------------------
Thomas Richardson, Trustee                       Gary L. Gabriel, President



                                          Company: Sam's Equipment Rental, Inc.


                                          By:/s/ Gary L. Gabriel
                                             -----------------------------------
                                                 Gary L. Gabriel, President

                   SIXTH AMENDMENT TO STOCK PURCHASE AGREEMENT


         THIS SIXTH AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of September 22,1998 by and among NationsRent, Inc., a Delaware corporation ("Buyer"), Gary L. Gabriel, individually ("Gary"), Gary L. Gabriel as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Theta ("Trust Theta"), Troy L. Gabriel Grantor Retained Annuity Trust Alpha ("Trust Alpha"), Thomas Richardson as Trustee of the Gary L. Gabriel Grantor Retained Annuity Trust Beta ("Trust Beta" and, collectively with Trust Theta and Trust Alpha, the "Trusts"; Gary and the Trusts are sometimes referred to collectively herein as "Sellers), Troy I. Gabriel, individually ("Troy"), Thomas Richardson, individually ("Tom"), TTG Properties, an Ohio general partnership (the "Partnership"), Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation (the "Holding Corporation"), and Sam's Equipment Rental, Inc., an Ohio corporation (the "Company").

                                    RECITALS

         The following recitals are representations wit respect to certain factual matters that form the basis of this Amendment and are an integral part of this Amendment.

         A. Buyers, Sellers, Troy, Tom, the Partnership, the Holding Corporation and the Company (collectively, the "Parties") are parties to a certain Stock Purchase Agreement dated as of August 15, 1997, as amended by five amendments dated as of August 25, 1987, August 29, 1997, September 5, 1997, September 12, 1997 and September 22, 1997, respectively, relating to the purchase and sale of all of the issued and outstanding shares of capital stock of Gabriel Trailer Manufacturing Company, Inc., an Ohio corporation (as amended, the "Agreement"). Capitalized terms which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         C. The Parties desire to further amend the Agreement to evidence the Parties agreement on the Closing Date to treat the Closing as if it occurred on August 31, 1997 for financial accounting purposes, notwithstanding the fact that the actual closing did not occur until September 22, 1997.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the agreement and undertakings of the Parties to amend the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. All terms and conditions of the Agreement shall remain in full force and effect without change, except that the following language is hereby added to the end of Section 2.3 (Closing) of the Agreement:

         "The Parties agree that for financial accounting purposes the Closing shall be deemed to have occurred on August 31, 1997, the effective date on which Sellers transferred control of the Holding Corporation to Buyer, notwithstanding that the Closing Date is a later date."

         2. This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. The parties hereto may execute this Amendment by facsimile signature.

                [Remainder of this page intentionally left blank]


                                        2